FOR IMMEDIATE RELEASE

Biotricity FDA Submission Update

REDWOOD CITY, CA – September 5, 2017 – Biotricity, Inc. (OTCQB: BTCY), a medical diagnostic and consumer healthcare technology company dedicated to delivering innovative, biometric remote monitoring solutions, is pleased to announce that it has received comments from the FDA on its hardware 510(k) submission. The FDA is requesting that Biotricity conduct additional biocompatibility testing of the external pouch used by patients to carry the Bioflux device. Biotricity is confident in the material utilized since it has previously passed cytotoxicity testing, which was conducted in accordance with FDA guidelines. Biotricity has begun the testing process, but is prepared to change the material, if required. Testing typically takes 6 to 8 weeks and is being conducted at an independent lab.

The premarket 510(k) notification process is an interactive process with reviewers who use manufacturer evidence to assess the substantial equivalence of the new device, relying on FDA guidance documents and recognized safety standards, as well as the equivalence of this device to devices that have previously been commercialized.

In conjunction with the 510(k) submission process, Biotricity has begun working with its manufacturers to prepare for initial device production, in concert with the logistics and timing of its anticipated product launch. Management is enthusiastic about the upcoming few months, proud of Biotricity’s development thus far, and believes the company is well positioned to focus on its upcoming launch program.

About Biotricity Inc.

Biotricity is a modern medical technology company focused on delivering innovative, remote biometric monitoring solutions to the medical and consumer markets, including diagnostic and post-diagnostic solutions for chronic conditions and lifestyle improvement. Biotricity’s R&D continues to focus on the preventative healthcare market, with a vision of putting health management into the hands of the individual. The company aims to support the self-management of critical and chronic conditions with the use of innovative solutions to ease the growing burden on the healthcare system. To learn more, visit www.biotricity.com.

Important Cautions Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek,” or “project” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of Bioflux or any of the Company’s other proposed products or services, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company's future financial performance, (iv) the regulatory regime in which the Company operates or intends to operate and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the significant length of time and resources associated with the development of its products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand the Company's business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

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Media Contacts

McCoin & Smith Communications Inc.

Chris McCoin,

Chris@mccoinsmith.com, 508-429-5988

Richard Smith,

rick@mccoinsmith.com, 978-433-3304

Investor Relations:

Biotricity, Inc.

investors@biotricity.com